UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report: June 13, 2017

CENTRAL EUROPEAN MEDIA ENTERPRISES LTD.
(Exact name of registrant as specified in its charter)

BERMUDA	0-24796	98-0438382

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

O'Hara House, 3 Bermudiana Road, Hamilton, Bermuda		HM 08
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code: (441) 296-1431

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07    Submission of Matters to a Vote of Security Holders
At the annual general meeting of Central European Media Enterprises Ltd. (the “Company”) held on June 13, 2017 the following matters were submitted to a vote of shareholders and received the following votes:
Proposal 1 – Election of Directors: All of the nominees were elected to serve as a Director of the Company until the next annual general meeting or until their respective successors have been elected and qualified.

Director:	Votes For	Votes Withheld	Broker non-votes
John K. Billock	89,741,252	24,767,739	5,236,665
Paul T. Cappuccio	96,005,281	18,503,710	5,236,665
Iris Knobloch	78,627,015	35,881,976	5,236,665
Alfred W. Langer	95,612,454	18,896,537	5,236,665
Bruce Maggin	89,395,808	25,113,183	5,236,665
Parm Sandhu	95,623,813	18,885,178	5,236,665
Douglas S. Shapiro	96,005,272	18,503,719	5,236,665
Kelli Turner	89,564,255	24,944,736	5,236,665
Gerhard Zeiler	96,005,162	18,503,829	5,236,665
Proposal 2 – Selection of Auditors: Ernst & Young LLP was appointed as independent public accounting firm for the Company in respect of the fiscal year ended December 31, 2017 and the Directors, acting through the Audit Committee, were authorized to approve their fees.

For	Against	Abstain	Broker non-votes
119,391,219	341,051	13,386	0
Proposal 3 – Advisory Vote on the Company's Executive Compensation: The majority of the votes were in favor of the Company's executive compensation as disclosed in the Proxy Statement.

For	Against	Abstain	Broker non-votes
77,857,331	36,640,660	11,000	5,236,665
Proposal 4 – Advisory Vote on the Frequency of the Say-On-Pay Vote: The results of this non-binding vote were as follows:

One Year	Two Years	Three Years	Abstain	Broker non-votes
38,244,136	5,953	76,255,112	3,790	5,236,665

Based on the recommendation of the Board of Directors and the outcome of this advisory vote, the Company will conduct an advisory vote of shareholders every three years until the next required advisory vote on the frequency of the shareholder votes on the Company's executive compensation.

Signatures
Pursuant to the requirements of the Securities Exchange Act of 1934, we have duly caused this report to be signed on our behalf by the undersigned thereunto duly authorized.

CENTRAL EUROPEAN MEDIA ENTERPRISES LTD.

Date:	June 15, 2017	/s/ David Sturgeon
David Sturgeon
Executive Vice President and Chief Financial Officer